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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 3, 2001


                               VSI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


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
             Georgia                                    1-12942                              22-2135522
 (State or other jurisdiction of                 (Commission File No.)                     (IRS Employer
          incorporation)                                                                Identification No.)
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          41000 Woodward Avenue, Bloomfield Hills, Michigan 48304-2263
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (248) 644-0500

          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION F-D DISCLOSURE

         VSI Holdings, Inc. (AMEX: VIS) disclosed today that it has received a letter from SPX Corporation (NYSE: SPW) to the effect that SPX intends to stand on its previous notice of alleged breaches of the merger agreement with VISH and to terminate the merger agreement, including withdrawal of the pending registration statement filed with the Securities Exchange Commission.

         On March 24, 2001, SPX and VSIH entered into a Merger Agreement pursuant to which SPX would acquire VSIH. On May 8, 2001, SPX delivered a notice to VSIH stating SPX's intention to terminate the agreement if certain conditions were not reasonably cured or possible to cure. On the same date, VSIH announced that it would investigate SPX's claims.

         On June 28, 2001, VSIH notified SPX that VSIH's investigations concluded that the claims in the SPX notice arose out of temporary changes in VSIH's revenues and profits, specifically the temporary deterioration of VSIH's business resulting from customer marketing budget cuts in response to the industry-wide economic downturn, which the parties agreed in the merger agreement would be disregarded in determining whether there was any "Company Material Adverse Effect". SPX is therefore not entitled to terminate the merger agreement on those bases. Accordingly, VSIH requested SPX to withdraw its notice and to proceed to consummate the merger. VSIH also extended the closing deadline set forth in the merger agreement and requested a meeting with SPX to discuss the merger.

         On July 2, 2001, SPX responded by letter to the effect that it disagreed with VSIH's conclusions and that it intended to terminate the merger agreement on the basis of its May 8th notice. SPX also indicated its willingness to meet with VSIH to further consider evidence that its claims have been resolved.

         On July 13, 2001, representatives of VSIH and SPX met to discuss SPX's claims, VSIH's conclusion that SPX is not entitled to terminate the agreement, actions taken by VSIH in response to the industry downturn, and VSIH's request that the parties proceed to close the merger. At the conclusion of that meeting SPX advised VSIH that it would consider the information presented and get back to VSIH in the near future. Not having any response from SPX, on July 27, 2001, VSIH provided additional information to SPX and requested SPX to amend the registration statement so that a meeting of the VSIH shareholders could be called to consider approval of the merger agreement.

         On August 3, 2001, SPX advised VSIH by letter that SPX intends to stand on May 8th notice and to terminate the merger in its present form and withdraw the pending registration statement filed with the Securities and Exchange Commission.

         VSIH intends to pursue its legal remedies against SPX for this willful material breach of the Merger Agreement.


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         Certain statements in this report and in the press release included as an exhibit to this report are forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements involve a number of risks, uncertainties, and other factors including potential changes in market conditions that could cause actual results to differ materially. Please refer to the Company's filings with the Securities and Exchange Commission for a discussion of certain important factors that relate to forward looking statements contained herein. Although the Company believes that the expectations reflected in any such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

Exhibit Reference Number                     Exhibit Description

      99.1                                   *Press Release dated August 8, 2001




-------------------
* Filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               VSI HOLDINGS, INC.



Date:    August 6, 2001                        By:  /s/ Steve Toth, Jr.
                                                   -----------------------------
                                                      Name:  Steve Toth, Jr.
                                                      Its:    Chairman and CEO

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                                 Exhibit Index


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
Exhibit No.                                   Description
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  99.1                                        Press Release dated August 8, 2001
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